SUB-ITEM 77Q1(e)

A copy of the Investment Advisory Agreement between Registrant and Gurtin Fixed Income Management, LLC regarding Gurtin California Municipal Intermediate Value Fund and Gurtin National Municipal Intermediate Value Fund, Exhibit(d)(16) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 42 on November 25, 2015, accession number 0001435109-15-001097.

A copy of the Investment Advisory Agreement between Registrant and SKBA Capital Management, LLC regarding Baywood ValuePlus Fund and Baywood SociallyResponsible Fund, Exhibit(d)(2)(A) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 48 on January 8, 2016, accession number 0001435109-16-001400.